EXHIBIT 107
Calculation of Filing Fee Tables
F-10
(Form Type)
Equinox Gold Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Shares (no par value)		(1)	(1)	—	—	—

	Debt	Debt Securities		(1)	(1)	—	—	—

	Other	Subscription Receipts		(1)	(1)	—	—	—

	Other	Share Purchase Contracts		(1)	(1)	—	—	—

	Other	Units		(1)	(1)	—	—	—

	Other	Warrants		(1)	(1)	—	—	—

	Unallocated (Universal) Shelf	—	Rule 457(o)	(1)	(1)	$960,018,000 (2)	$153.10 per $1,000,000	$146,978.76

Fees Previously Paid	—	—	—	—	—	—	—	—

	Total Offering Amounts					$960,018,000		$146,978.76

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$146,978.76

(1)
There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate
number of common shares, debt securities, subscription receipts, share purchase contracts, units and warrants of Equinox Gold Corp. (the “Registrant”) as shall have an aggregate initial offering price not to exceed US$1,100,000,000 (or its equivalent in any other currency used to denominate the securities). See Table 3.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Unallocated (Universal) Shelf	—	(1)	$139,982,000.00	F-10	333-268499	November 21, 2022

(1)
Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the registration statement on Form
F-10
(File
No. 333-268499),
which became effective on November 21, 2022 (the “Prior Registration Statement”), relating to such indeterminate number of common shares, debt securities, subscription receipts, share purchase contracts, units and warrants of the Registrant as shall have an aggregate initial offering price not to exceed $500,000,000, of which $139,982,000 remains unsold under the Prior Registration Statement. This Registration Statement combines the remaining $139,982,000 of unsold securities from the Prior Registration Statement with an additional $960,018,000 of unallocated (universal) shelf to enable an aggregate $1,100,000,000 of securities to be offered pursuant to the combined prospectus. No separate registration fee is payable with respect to the $139,982,000 of unsold securities which were previously registered on the Prior Registration Statement.